Exhibit 99.1

Bronco Drilling Company, Inc. Announces Monthly Operating Results

OKLAHOMA CITY, July 10, 2007 (BUSINESS WIRE)—Bronco Drilling Company, Inc., (Nasdaq/GM:BRNC), announced today operational results for the month ended and as of June 30, 2007.

Utilization for the Company’s drilling fleet was 82% for the month of June compared to 77% for the previous month and 79% for the first quarter of 2007. The Company had an average of 53 marketed rigs in June compared to 52 in the previous month and 51 for the first quarter of 2007. The average dayrate on operating rigs as of June 30, 2007, was $17,213 compared to $17,448 as of May 31, 2007, and $18,749 for the first quarter of 2007.

Utilization for the Company’s workover fleet was 69% for the month of June compared to 79% for the previous month and 86% for the first quarter of 2007. The Company had an average of 30 marketed workover rigs in June compared to 30 in the previous month and 24 for the first quarter of 2007.

The Company cautions that several factors other than those discussed above may impact the Company’s operating results and that a particular trend regarding the factors above may or may not be indicative of the Company’s current or future financial performance.

About Bronco Drilling

Bronco Drilling Company, Inc. is a publicly held company headquartered in Edmond, Oklahoma, and is a provider of contract land drilling services to oil and natural gas exploration and production companies. Bronco’s common stock is quoted on The NASDAQ Global Market under the symbol “BRNC”. For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

	Bronco Drilling Company, Inc.
	Rig Status Report
	as of June 30, 2007

								Est. Duration (2)
	Rig No.	Horsepower		Rig Type	Basin	Status (1)	Contract	Days	Date
1	2	400 hp		M		I
2	3	950 hp		M	Arkoma	O	Term	228	2/13/2008
3	4	950 hp		M		I
4	5	650 hp		M	Anadarko	O	3 wells
5	6	650 hp		M	Anadarko	O	Term	241	2/26/2008
6	7	650 hp		M	Woodford	O	well to well
7	8	1000 hp		E	Williston	O	Term	142	11/19/2007
8	9	650 hp		M	Arkoma	O	Term	262	3/18/2008
9	10	1000 hp		E	Anadarko	O	2 wells
10	11	1000 hp		E	Woodford	O	well to well
11	12	1500 hp		E	Anadarko	O	well to well
12	14	1200 hp		E	Woodford	O	Term	192	1/8/2008
13	15	1200 hp		E	Cotton Valley	O	Term	74	9/12/2007
14	16	1400 hp		E	Anadarko	O	3 wells
15	17	1700 hp		E	Anadarko	O	Term	204	1/20/2008
16	18	2000 hp		E	Woodford	O	well to well
17	19	2500 hp		E	Anadarko	O	Term	32	8/1/2007
18	20	1400 hp		E	Cotton Valley	O	well to well
19	21	2000 hp		E	Woodford	O	3 wells
20	22	1000 hp		E	Woodford	O	3 wells
21	23	1000 hp		E	Piceance	O	Term	32	8/1/2007
22	25	1500 hp		E	Woodford	O	Term	17	7/17/2007
23	26	1200 hp		E	Woodford	O	2 wells
24	27	1500 hp		E	Piceance	O	Term	46	8/15/2007
25	29	1500 hp		E	Woodford	O	3 wells
26	37	1000 hp		M	Cotton Valley	O	Term	184	12/31/2007
27	41	950 hp		M	Anadarko	O	well to well
28	42	650 hp		M	Anadarko	O	well to well
29	43	1000 hp		M	Cotton Valley	O	Term	185	1/1/2008
30	51	850 hp		M	Anadarko	O	2 wells
31	52	850 hp		M	Anadarko	O	3 wells
32	53	850 hp		M		I
33	54	850 hp		M	Woodford	O	Term	325	5/20/2008
34	55	1000 hp		M	Barnett	O	well to well
35	56	1100 hp		M	Barnett	O	well to well
36	57	1100 hp		M	Woodford	O	Term	265	3/21/2008
37	58	800 hp		M	Cotton Valley	O	Term	344	6/8/2008
38	59	850 hp		M	Woodford	O	well to well
39	60	850 hp		M		I
40	62	1000 hp		M	Anadarko	O	well to well
41	70	450 hp		M	Anadarko	O	well to well
42	72	750 hp		M	Barnett	O	6 wells
43	75	750 hp		M	Woodford	O	well to well
44	76	700 hp		M	Barnett	O	5 wells
45	77	1200 hp		M	Woodford	O	2 wells
46	78	1200 hp		M		I
47	91	400 hp		M	Anadarko	O	5 wells
48	92	450 hp		M	Anadarko	O	well to well
49	93	500 hp		M		I
50	94	650 hp		M	Anadarko	O	2 wells
51	95	1000 hp		M	Anadarko	O	well to well
52	96	400 hp		M		I
53	97	850 hp		M	Anadarko	O	well to well

M -	Mechanical		I -	Idle
E -	Electric		O-	Operating
(1)	Rigs classified as "operating" are under contract while rigs described as "idle" are not under contract but are being actively
	marketed and generally ready for service.
(2)	The estimated contract duration is derived from discussions with our customer regarding their current projection of the days
	remaining to complete the project.
	Changes from the prior month are highlighted.

Cautionary Note Regarding Forward-Looking Statements

The information in this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, comments pertaining to estimated contract duration. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts or projects earlier than expected, operating hazards and other factors described in Bronco Drilling Company, Inc’s. Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 8, 2007 and other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Bronco cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact:
        Bob Jarvis
        Investor Relations
        Bronco Drilling Company
        (405) 242-4444 EXT: 102
        bjarvis@broncodrill.com